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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our reports dated March 17, 1997 and November 20, 1997, and to all references to our firm included in this Registration Statement.

                                          Arthur Andersen LLP

Atlanta, Georgia
February 11, 1998